                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     AGREEMENT AND PLAN OF MERGER, dated as of the 25th day of April, 1999 (this "Plan"), by and between EVEREN CAPITAL CORPORATION (the "Company") and FIRST UNION CORPORATION ("First Union").

                                   RECITALS:

     (A)  The Company.  The Company is a corporation duly organized and validly
          -----------
existing in good standing under the laws of the State of Delaware, with its principal executive offices located in Chicago, Illinois. As of the date hereof, the Company has 100,000,000 authorized shares of common stock, each of $0.01 par value ("Company Common Stock", together with the rights ("Company Rights") issued pursuant to the Rights Agreement between the Company and Harris Trust and Savings Bank, dated as of October 1, 1996 (the "Company Rights Agreement"), attached thereto), and 10,000,000 authorized shares of preferred stock, each of $0.01 par value ("Company Preferred Stock")(no other class of capital stock being authorized), of which 35,443,465 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding as of March 31, 1999.

     (B)  First Union.  First Union is a corporation duly organized and validly
          -----------
existing in good standing under the laws of the State of North Carolina, with its principal executive offices located in Charlotte, North Carolina. First Union is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. As of the date hereof, First Union has 2,000,000,000 authorized shares of common stock, each of $3.33 1/3 par value ("First Union Common Stock", together with the rights ("First Union Rights") issued pursuant to the Amended and Restated Shareholder Protection Rights Agreement, dated as of October 15, 1996 (the "First Union Rights Agreement") attached thereto), 40,000,000 authorized shares of Class A Preferred Stock, no-par value ("First Union Class A Preferred Stock"), and 10,000,000 authorized shares of Preferred Stock, no-par value ("First Union Preferred Stock") (no other class of capital stock being authorized), of which approximately 968,139,000 shares of First Union Common Stock, no shares of First Union Class A Preferred Stock, and no shares of First Union Preferred Stock, were issued and outstanding as of March 31, 1999.

     (C)  Rights, Etc.  Except as Previously Disclosed (as hereinafter defined),
          -----------
there are no shares of capital stock of the Company authorized and reserved for issuance, the Company has no Rights (as hereinafter defined) issued or outstanding and the Company has no commitment to authorize, issue or sell any such shares or any Rights, except pursuant to this Plan. There are no preemptive rights in respect of the Company Common Stock.

     (D)  Approvals.  The respective Boards of Directors of each of First Union
          ---------
and the Company have determined that it is in the best interests of their respective companies and their stockholders to consummate the transactions provided for in this Plan. The Board of Directors of each of the Company and First Union has approved, at meetings of each of such Boards of Directors, this Plan and has authorized the execution hereof in counterparts.

     (E)  Intention of the Parties.  It is the intention of the parties that
          ------------------------
the Merger (as hereinafter defined) shall qualify as a reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     (F)  Employment Agreements.  In connection with the transactions
          ---------------------
contemplated hereby, certain employees of the Company identified on Annex A
                                                                    -------
hereto have entered into employment agreements with First Union.

     (G)  Voting Agreement.  As a condition and inducement to First Union's
          ----------------
willingness to enter into this Plan, certain individuals have entered into an agreement with First Union in the form attached hereto as Exhibit B (the "Voting
                                                          ---------
Agreement"), pursuant to which such individuals have agreed to vote all shares of capital stock owned or acquired by them in favor of approval of the transactions contemplated by this Plan at the Meeting (as hereinafter defined).

     (H)  Retention Program.  First Union and the Company have agreed, in
          -----------------
connection with the transactions contemplated hereby, to establish a retention program on substantially the terms described herein, the purposes of which is to retain the services of certain employees of the Company and the Company Subsidiaries

(as hereinafter defined) following the consummation of the transactions contemplated hereby.

     (I)  Stock Option Agreement.  As a condition and inducement to First
          ----------------------
Union's willingness to enter into this Plan, concurrently with the execution and delivery of this Plan, the Company has executed and delivered a Stock Option Agreement with First Union (the "Stock Option Agreement") in substantially the form attached hereto as Exhibit C, pursuant to which the Company is granting to
                        ---------
First Union an option to purchase, under certain circumstances, shares of Company Common Stock.

     In consideration of their mutual promises and obligations, the parties hereto adopt and make this Plan and prescribe the terms and conditions thereof and the manner and basis of carrying it into effect, which shall be as follows:

I.   THE MERGER.

     1.01.  The Merger.  At the Effective Time:
            ----------

          (A) The Continuing Corporation.  The Company shall merge with and into
              --------------------------
     First Union (the "Merger"), the separate existence of the Company shall cease and First Union (sometimes hereinafter referred to as the "Continuing Corporation") shall survive the Merger and the name of the Continuing Corporation shall be "First Union Corporation". The Continuing Corporation shall continue to be governed by the laws of the State of North Carolina, and the separate corporate existence of the Continuing Corporation with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Delaware General Corporations Law (the "DGCL") and the North Carolina Business Corporations Act (the "NCBCA").

          (B) Articles of Incorporation; Bylaws; Directors; Officers.  The
              ------------------------------------------------------
     Articles of Incorporation and Bylaws of the Continuing Corporation shall be those of First Union, as in effect immediately prior to the Effective Time. The directors and officers of First Union in office immediately prior to the Effective Time (as hereinafter defined) shall be the directors and officers of the Continuing Corporation, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are duly elected and qualified.

     1.02.  Effective Date.  Subject to the conditions to the obligations of the
            --------------
parties to effect the Merger as set forth in Article VI, the effective date (the
                                             ----------
"Effective Date") of the Merger shall be such date as the parties hereto mutually agree upon; provided, however, that if the parties are not able to agree upon such date, such date shall be the date as First Union shall notify the Company in writing not less than five days prior thereto, which date shall not be more than 15 days after such conditions have been satisfied or waived in writing, excluding those conditions that are to be satisfied by written instrument dated as of the Effective Date. On or prior to the Effective Date, First Union and the Company shall execute and deliver to the Secretary of State of the States of North Carolina and Delaware, Articles of Merger or a Certificate of Merger, as applicable, in accordance with applicable law specifying the time at which the Merger shall become effective. The time on the Effective Date at which the Merger becomes effective is referred to as the "Effective Time".

     1.03.  Integration of Legal Entities.  The parties hereto currently intend
            -----------------------------
to effectuate, or cause to be effectuated, no earlier than the day following the Effective Time, the combination (the "Subsidiary Combination") of EVEREN Securities, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("EVEREN Securities"), with and into First Union Capital Markets Corp., a North Carolina corporation and a wholly owned subsidiary of First Union. The parties hereto shall, and shall cause their subsidiaries to, cooperate and take all requisite actions, including, without limitation, executing all requisite documentation, as may be reasonably required by First Union prior to or following the Effective Time to consummate the Subsidiary Combination. The parties also agree to, and shall cause their subsidiaries to, cooperate and take all requisite additional action as may be reasonably required prior to or following the Effective Time to merge or otherwise consolidate legal entities following the Effective Time to the extent desirable for regulatory or other reasons. Notwithstanding the foregoing, no actions contemplated by this Section
                                                                         -------
1.03 shall be taken if such actions would adversely affect the tax treatment to
----
the Company's
stockholders as a result of receiving the Merger Consideration or prevent the parties from obtaining the opinions of counsel referred to in Sections 6.02(C)
                                                              ----------------
and 6.03(C).
    -------

     1.04.  Reservation of Right to Revise Structure.  At First Union's
            ----------------------------------------
election, the Merger may alternatively be structured so that (A) the Company is merged with and into any direct wholly-owned subsidiary of First Union, or (B) any direct wholly-owned subsidiary of First Union is merged with and into the Company; provided however, that no such change shall (1) alter or change the amount or kind of the consideration to be issued to the Company's stockholders in the Merger as set forth in Article II hereof (the "Merger Consideration") or
                              ----------
the treatment of the holders of the Company Options (as hereinafter defined),
(2) adversely affect the tax treatment to the Company's stockholders as a result of receiving the Merger Consideration or prevent the parties from obtaining the opinions of counsel referred to in Sections 6.02(C) and 6.03(C), (3) materially
                                   ----------------     -------
impede or delay consummation of the Merger, or (4) release First Union from any of its obligations hereunder. In the event of such an election, the parties agree to execute appropriate documentation to reflect such election.

II.  CONSIDERATION.

     2.01.  Merger Consideration.  Subject to the provisions of this Plan, at
            --------------------
the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or stockholder:

          (A) Outstanding First Union Common Stock.  Each share of First Union
              ------------------------------------
     Common Stock (and each attached First Union Right) issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding.

          (B)  Outstanding Company Common Stock.  Each share (excluding shares
               --------------------------------
     held by the Company or any Company Subsidiaries (as defined herein) or by First Union or any of its subsidiaries, in each case other than in a trust, fiduciary or nominee capacity or as a result of debts previously contracted ("Treasury Shares")) of Company Common Stock issued and outstanding immediately prior to the

     Effective Time shall become and be converted into 0.555 shares (subject to possible adjustment as set forth in Section 2.05, the "Exchange Ratio") of
                                         ------------
     First Union Common Stock (including the attached First Union Rights).

          (C) Treasury Shares.  Each Treasury Share immediately prior to the
              ---------------
     Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     2.02.  Stockholder Rights; Stock Transfers.  At the Effective Time, holders
            -----------------------------------
of Company Common Stock shall become record holders of the shares of First Union Common Stock to which they are entitled hereunder (subject to Section 2.04(C)),
                                                              ---------------
and shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive any dividend or other distribution with respect to the Company Common Stock with a record date occurring prior to the Effective Time, subject to the provisions of Section 5.17, and the consideration provided under
                             ------------
this Article II. After the Effective Time, there shall be no transfers on the
     ----------
stock transfer books of the Company or the Continuing Corporation of shares of Company Common Stock.

     2.03.  Fractional Shares.  Notwithstanding any other provision hereof, no
            -----------------
fractional shares of First Union Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, First Union shall pay to each holder of Company Common Stock who would otherwise be entitled to a fractional share an amount in cash (without interest) determined by multiplying such fraction by the last sale price of First Union Common Stock, as reported by the New York Stock Exchange (the "NYSE") Composite Transactions tape (as reported in The Wall Street Journal (National Edition) or,
                                  -----------------------
if not reported therein, in another authoritative source), for the last NYSE trading day immediately preceding the Effective Date.

     2.04.  Exchange Procedures.
            -------------------

          (A) As promptly as practicable after the Effective Date, First Union shall send or cause to be sent to each former holder of shares (other than Treasury Shares) of Company Common Stock of record immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's certificates formerly representing Company Common Stock ("Old Certificates") or effecting any necessary book-entry transfers in the case of uncertificated shares of Company Common Stock for the Merger Consideration. The certificates representing the shares of First Union Common Stock ("New Certificates") into which shares of such stockholder's Company Common Stock are converted at the Effective Time and any checks in respect of a fractional share interest or dividends or distributions which such person shall be entitled to receive will be delivered to such stockholder only upon delivery to First Union National Bank, as Exchange Agent (the "Exchange Agent") of Old Certificates or evidence of any necessary book-entry transfers in the case of uncertificated shares representing all of such shares of Company Common Stock (or indemnity reasonably satisfactory to First Union and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or dividends or distributions which any such person shall be entitled to receive pursuant to this Article II upon such delivery. Old
                                             ----------
     Certificates or evidence of any necessary book-entry transfers in the case of uncertificated shares surrendered for exchange by any Affiliate (as referred to in Section 5.10) of the Company shall not be exchanged for New
                    ------------
     Certificates until First Union has received a written agreement from such person as specified in Section 5.10.
                            ------------

          (B) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (C) No dividends or other distributions with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificates or uncertificated shares in book-entry form representing Company Common Stock until such Old Certificates or evidence of uncertificated shares in book-entry form have been surrendered for exchange for New Certificates. After becoming so entitled in accordance with this
     Section 2.04,
     ------------
     the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of First Union Common Stock such holder had the right to receive upon surrender of the Old Certificate(s) or evidence of uncertificated shares in book-entry form.

     2.05.  Anti-Dilution Provisions.  In the event First Union changes (or
            ------------------------
establishes a record date for changing) the number of shares of First Union Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend (including but not limited to, the First Union Rights becoming separable, distributable, unredeemable or exercisable), recapitalization or similar transaction with respect to the outstanding First Union Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted .

     2.06.  Options.
            -------

          (A) From and after the Effective Time, all employee and director stock options to purchase shares of Company Common Stock (each, a "Company Option"), which are then outstanding and unexercised, shall, without any further action on the part of the holders thereof, be converted into and become options to purchase shares of First Union Common Stock, and First Union shall assume each such Company Option in accordance with the terms of the applicable Previously Disclosed Compensation and Benefit Plans (as hereinafter defined) and related agreements by which it is evidenced, including but not limited to the accelerated vesting of such Company Options which shall occur in connection with and by virtue of the Merger as and to the extent required by such Previously Disclosed Compensation and Benefit Plans; provided, however, that from and after the Effective Time
                    --------  -------
     (i) each such Company Option assumed by First Union may be exercised solely to purchase shares of First Union Common Stock, (ii) the number of shares of First Union Common Stock purchasable upon exercise of such Company Option shall be equal to the number of shares of Company Common Stock that were purchasable under such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding to the nearest whole share, and (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price of each such Company Option immediately prior to the Effective Time by the Exchange Ratio, and rounding to the nearest whole cent. The terms of each Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization, merger, reorganization or other similar transaction with respect to First Union Common Stock on or subsequent to the Effective Date. Notwithstanding the foregoing, the number of shares and the per share exercise price of each Company Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. Accordingly, with respect to any incentive stock options, fractional shares shall be rounded down to the nearest whole number of shares and where necessary the per share exercise price shall be rounded up to the nearest cent.

          (B) Prior to the Effective Time, First Union shall reserve for issuance the number of shares of First Union Common Stock necessary to satisfy First Union's obligations under Section 2.06(A). Promptly after
                                             ---------------
     the Effective Time, First Union shall file with the SEC a registration statement on an appropriate form under the Securities Act with respect to the shares of First Union Common Stock subject to options to acquire First Union Common Stock issued pursuant to Section 2.06(A) hereof, and shall use
                                           ---------------
     its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "blue sky laws", for so long as such options remain outstanding.

III. ACTIONS PENDING CONSUMMATION.

     3.01.  Forebearances of the Company.  From the date hereof until the
            ----------------------------
Effective Time, except as expressly contemplated by this Plan, as Previously Disclosed, or as required by applicable law or regulation, without the prior written consent of First Union, which consent shall not be unreasonably withheld, the Company will not, and will cause each of the Company Subsidiaries not to:

          (A) Ordinary Course.  Conduct the business of the Company and the
              ---------------
     Company Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts consistent with past practice to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with clients, customers, suppliers, employees and business associates, or take any action reasonably likely to have a material adverse effect on the Company's ability to perform any of its material obligations under this Plan, or engage in any new lines of business.

          (B) Capital Stock.  Other than pursuant to Rights Previously Disclosed
              -------------
     and outstanding on the date hereof or as permitted by Section 3.01(D)(4),
                                                           ------------------
     (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock of the Company or any Rights, (ii) enter into any agreement with respect to the foregoing, or
     (iii) permit any additional shares of capital stock of the Company to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights; provided, however, if any
                                                    -----------------
     such shares are issued pursuant to such Rights, the Company agrees that such shares shall be purchased in the open market and shall not be treasury or original issue shares unless otherwise agreed to by First Union.

          (C) Dividends, Etc.  (1) Make, declare, pay or set aside for payment
              --------------
     any dividend (other than dividends from wholly owned Company Subsidiaries to the Company or another wholly owned Company Subsidiary, or regular quarterly cash dividends on Company Common Stock payable at a rate not to exceed $0.07 per share) on or in respect of, or declare or make any distribution on, any shares of capital stock of the Company or (2) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

          (D) Compensation; Employment Agreements; Etc.  Enter into, amend,
              ----------------------------------------
     modify or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of the Company or any Company Subsidiary, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (1) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (2) for other changes that are required by applicable law, (3) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, or (4) for employment arrangements for, or grants of awards to, newly hired employees in the ordinary course of business consistent with past or previously announced practice.

          (E) Benefit Plans.  Except for amendments to the Company's 401(k) and
              -------------
     Employee Stock Ownership Plan (the "KSOP") and related trust agreement of which First Union has received notice as of the date hereof, enter into, establish, adopt, amend or terminate (except (i) as may be required by applicable law or (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer, employee of, or independent contractor with respect to, the Company or any of the Company Subsidiaries, or take any action to accelerate the vesting, exercisability, payment or funding of stock options, restricted stock or other compensation or benefits payable thereunder.

          (F) Dispositions.  Except (i) as Previously Disclosed or (ii) with
              ------------
     respect to securities or other investments or assets in the ordinary course of business consistent with past practice, sell, transfer, mortgage, lease, encumber or otherwise dispose of or discontinue any of its assets, business or properties.

          (G) Acquisitions.  Except (i) as Previously Disclosed or (ii) with
              ------------
     respect to securities or other investments or assets in the ordinary course of business consistent with past practice, merge, consolidate with, or acquire any assets, business, or properties of any other entity.

          (H) Governing Documents.  Amend the Company's Certificate of
              -------------------
     Incorporation, by-laws or the articles of incorporation or by-laws (or similar governing documents) of any of the Company Subsidiaries.

          (I) Accounting Methods.  Implement or adopt any change in its
              ------------------
     accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

          (J) Contracts.  Except in the ordinary course of business consistent
              ---------
     with past practice, enter into or terminate any material contract or amend or modify in any material respect any of its existing material contracts.

          (K) Claims.  Settle any claim, action or proceeding, except for any
              ------
     claim, action or proceeding involving solely money damages in an amount not to exceed $250,000 for any individual matter, and in the aggregate for all such settlements, not more than $500,000 per month, and which, in the judgment of First Union, is not reasonably likely to establish an adverse precedent or basis for subsequent settlements.

          (L) Adverse Actions.  (1) Take any action while knowing that such
              ---------------
     action would, or is reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (2) knowingly take any action that is intended or is reasonably likely to result in (a) any of its representations and warranties set forth in this Plan being or becoming untrue in any material respect at any time at or prior to the Effective Time, (b) any of the conditions to the Merger set forth in Article VII not being satisfied or (c) a material violation of
                  -----------
     any provision of this Plan except, in each case, as may be required by applicable law or regulation.

          (M) Indebtedness.  Incur any indebtedness for borrowed money other
              ------------
     than in the ordinary course of business.

          (N) Capital Expenditures.  Authorize or make any capital expenditures,
              --------------------
     other than in the ordinary course of business consistent with past practice in amounts not to exceed $500,000 individually or $2,000,000 in the aggregate.

          (O) Risk Management.  Except as required by applicable law or
              ---------------
     regulation, implement or adopt any change in the risk management policies, procedures or practices of the Company, which, individually or in the aggregate with all such other changes, would be reasonably likely to result in a Material Adverse Effect on the Company.

          (P) New Activities.  (1) Initiate any new business activity that would
              --------------
     be impermissible for a "bank holding company" under the Bank Holding Company Act of 1956, as amended, or acquire or permit any of the Company Subsidiaries to acquire, other than in a bona fide fiduciary capacity or other than in the ordinary course of business with a view towards resale, in the aggregate, ownership or control of 5% or more of any class of an issuer's voting securities or 25% or more of an issuer's equity (treating subordinated debt as equity) or (2) with respect to EVEREN 1999 Capital Fund LLC (the "Fund"), permit the Fund to make any portfolio investments, issue any capital calls, or take any other material action not required to be taken by its limited liability company agreement, other than the termination of the Fund in accordance with its terms.

          (Q) Tax Matters.  Make or change any material tax election, change any
              -----------
     annual tax accounting period, adopt or change any method of tax accounting, file any amended Company Tax Return (as hereinafter defined), enter into any material closing agreement, settle any material Tax (as hereinafter defined) claim or assessment, surrender or compromise any right to claim a material Tax refund, consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment, in each case, other than any of the foregoing actions that would not be reasonably likely to have a Material Adverse Effect on the Company and which are taken in the ordinary and usual course of business consistent with past practice.

          (R) Commitments.  Agree, commit to or enter into any agreement to take
              -----------
     any of the actions referred to in Section 3.01(A) through (Q).
                                       ---------------         ---

     3.02.  Forebearances of First Union.  From the date hereof until the
            ----------------------------
Effective Time, except as expressly contemplated by this Plan, without the prior written consent of the Company, which consent shall not be unreasonably withheld, First Union will not, and will cause each of its subsidiaries not to:

          (A) Dividends.  Make, declare, pay or set aside for payment any
              ---------
     dividend or similar distribution, other than regular dividends on First Union Common Stock or First Union Preferred Stock consistent with past practice; provided, however, the foregoing shall not apply to increases in the quarterly dividend rate payable on First Union Common Stock in the ordinary course of business consistent with past practices or the payment of dividends on any preferred stock (now or hereafter outstanding) in accordance with the terms thereof.

          (B) Adverse Actions.  (1) Take any action while knowing that such
              ---------------
     action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (2) knowingly take any action that is intended or is reasonably likely to result in (a) any of its representations and warranties set forth in this Plan being or becoming untrue in any material respect at any time at or prior to the Effective Time, (b) any of the conditions to the Merger set forth in Article VI not being satisfied or (c) a material violation of any provision of this Plan except, in each case, as may be required by applicable law or regulation.

          (C) Commitments.  Agree, commit to or enter into any agreement to take
              -----------
     any of the actions referred to in Section 3.02(A) or (B).
                                       ---------------    ---

IV.  REPRESENTATIONS AND WARRANTIES.

     4.01.  Representations and Warranties of the Company.  The Company hereby
            ---------------------------------------------
represents and warrants to First Union as follows, in all cases except as Previously Disclosed:

          (A) Recitals.  The facts set forth in the Recitals of this Plan with
              --------
respect to it are true and correct.

          (B) Organization, Standing and Authority.  The Company and each
              ------------------------------------
Company Subsidiary is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company. The Company and each of the Company Subsidiaries has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except for such authorizations, the absence of which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company. EVEREN Securities is duly registered, qualified to do business and in good standing as a broker-dealer with the Securities and Exchange Commission (the "SEC"), and is a member in good standing of or registered with the National Association of Securities Dealers, Inc. (the "NASD"), the New York Stock Exchange, Inc. (the "NYSE"), the American Stock Exchange, Inc. (the "AMEX"), the Commodity Futures Trading Commission (the "CFTC"), the National Futures Association (the "NFA"), and all other securities and commodities exchanges in which the conduct of its business requires membership or registration.

          (C) Shares.  The outstanding shares of Company Common Stock are
              ------
validly issued and outstanding, fully paid and nonassessable, and are subject to no, and have not been issued in violation of any, preemptive or similar rights. As of the date hereof, except as Previously Disclosed, there are no shares of Company Common Stock authorized and reserved for issuance, the Company does not have any Rights issued or outstanding with respect to Company Common Stock, and the Company does not have any commitment to authorize, issue or sell any Company Common Stock or Rights, except pursuant to this Plan. The number of shares of Company Common Stock which are issuable and reserved for issuance upon exercise of Company Options as of the date hereof are Previously Disclosed. No shares of Company Common Stock have been issued from March 31, 1999, to the date of this Plan, except pursuant to Rights Previously Disclosed.

          (D) Company Subsidiaries.  The Company has Previously Disclosed a
              --------------------
list of all the Company Subsidiaries, including the states in which such Company Subsidiaries are organized, and if any of such Company Subsidiaries is not wholly-owned by the Company or a Company Subsidiary, the percentage owned by the Company or any Company Subsidiary and the names, addresses and percentage ownership by any other individual or corporation, partnership, joint venture, business trust, limited liability corporation or partnership, association or other organization (each, a "Business Entity"). No equity securities of any of the Company Subsidiaries are or may become required to be issued (other than to the Company or a wholly-owned Company Subsidiary) by reason of any Rights with respect thereto. There are no contracts, commitments, understandings or arrangements by which any of the Company Subsidiaries is or may be bound to sell or otherwise issue any shares of its capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of the Company to vote or to dispose of such shares. All of the shares of capital stock of each Company Subsidiary are fully paid and nonassessable and subject to no preemptive rights and, except as Previously Disclosed, are owned by the Company or a Company Subsidiary free and clear of any liens, encumbrances, charges, security interests, restrictions (including restrictions on voting rights or rights of disposition), defaults or equities of any character or claims or third party rights of whatever nature (collectively, "Liens"). Each Company Subsidiary is in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except for any case in which the failure to be duly qualified is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. Except as Previously Disclosed, the Company does not own beneficially, directly or indirectly, any equity securities or similar interests of any Business Entity. The term "Company Subsidiary" means any

Business Entity in which the Company, directly or indirectly, owns or controls 50% or more of any class of such entity's voting securities.

          The Company has Previously Disclosed a list of all equity securities it or a Company Subsidiary holds for its own account and not in a bona fide fiduciary capacity, as of the date hereof, involving, in the aggregate, ownership or control of 5% or more of any class of the issuer's voting securities or 25% or more of the issuer's equity (treating subordinated debt as equity). The Company has Previously Disclosed a list of all partnerships, joint ventures or similar entities, in which it or any Company Subsidiary owns or controls an interest.

          (E) Corporate Power.  The Company and each of the Company Subsidiaries
              ---------------
has the corporate power and authority to carry on its business as it is now being conducted and to own or lease all its material properties and assets.

          (F) Corporate Authority.  Subject to any necessary receipt of approval
              -------------------
by its stockholders referred to in Section 6.01(A), each of this Plan and the
                                   ---------------
Stock Option Agreement and the transactions contemplated hereby and thereby has been authorized by all necessary corporate action of the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (G) No Defaults.  Subject to the approval by the holders of at least a
              -----------
majority of the outstanding shares of Company Common Stock, the required regulatory approvals Previously Disclosed, the Previously Disclosed required filings under federal and state securities and insurance laws and the Previously Disclosed approvals of the NYSE and any other applicable exchange of the Merger and the other transactions contemplated hereby, the execution, delivery and performance of this Plan and the consummation by the Company of the transactions contemplated hereby, does not and will not (1) constitute a breach or violation of, or a default under, or cause or allow the acceleration or creation of a Lien (with or without the giving of notice, passage of time or both) pursuant to, any law, rule or regulation or any judgment, decree, order, governmental or non-governmental permit or license, or agreement, indenture or instrument of it or of any of the Company Subsidiaries or to which the Company or any of the Company Subsidiaries or its or their properties is subject or bound, which breach, violation, default or Lien is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company, (2) constitute a breach or violation of, or a default under, the Certificate of Incorporation, Bylaws, or similar governing documents of the Company or any Company Subsidiary, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental or non-governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval, which if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company.

          (H) Company Reports.  Except as Previously Disclosed, since January 1,
              ---------------
1996, the Company has timely filed all material reports, registrations, statements and other filings, together with any amendments required to be made with respect thereto, that were required to be filed with (1) the SEC and the CFTC, (2) any applicable federal, state, local or foreign governmental authorities and (3) the NASD, the NYSE, the AMEX, the Chicago Mercantile Exchange (the "CME"), the Chicago Board of Trade (the "CBOT"), the Municipal Securities Rulemaking Board (the "MSRB") or any non-governmental self-regulatory agency, commission or authority (a "Self-Regulatory Body") (all such reports and statements, including the financial statements, exhibits and schedules thereto, being collectively referred to herein as the "Company Reports"), including without limitation, all material reports, registrations, statements and filings required under the Investment Company Act of 1940 (together with the rules and regulations thereunder, the "Investment Company Act"), the Investment Advisers Act of 1940 (together with the rules and regulations thereunder, the "Investment Advisers Act"), the Securities Exchange Act of 1934 (together with the rules and regulations thereunder, the "Exchange Act"), the Securities Act of 1933 (together with the rules and regulations thereunder, the "Securities Act") and any applicable state securities or "blue sky" laws. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Plan with respect to Company Reports filed before the date of this Plan), each of the Company Reports complied in all material respects with the statutes, rules, regulations and orders enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (I) Financial Statements.  The Company's (a) Annual Report on Form 10-
              --------------------
K for the fiscal year ended December 31, 1998, and all other documents filed or to be filed by the Company or any Company Subsidiary subsequent to December 31, 1998, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each such case, the "Company Financial Reports"), did not and will not as of their respective dates contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the Company Financial Reports (including the related notes and schedules thereto) fairly presents in all material respects and will fairly present in all material respects the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the Company Financial Reports (including any related notes and schedules thereto) fairly presents in all material respects and will fairly present in all material respects the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles applied consistently during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

          (J) Absence of Undisclosed Liabilities.  Except as disclosed in the
              ----------------------------------
Company Financial Reports prior to the date hereof, none of the Company or the Company Subsidiaries has any obligation or liability whatsoever (whether accrued, contingent or otherwise), including liabilities under Environmental Laws (as hereinafter defined), that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company.

          (K) Absence of Certain Changes.  Since December 31, 1998, except as
              --------------------------
Previously Disclosed or as specifically contemplated by this Plan, the business of the Company and the Company Subsidiaries has been conducted in the ordinary and usual course, consistent with past practice and there has not been:

              (1) any event, occurrence, development or state of circumstances or facts which has had or would reasonably be expected to constitute or result in a Material Adverse Effect on the Company; or

              (2) any event, occurrence, development or state of circumstances or facts which would result in a violation of the covenants set forth in

     Article III of this Plan had such events, occurrences, developments or
     -----------
     state of circumstances or facts occurred after the date hereof.

          (L) Properties; Securities.  Except as specifically reserved against
              ----------------------
or otherwise disclosed in the Company Financial Reports (including the related notes and schedules thereto) and except for those properties and assets that have been sold or otherwise disposed of in the ordinary course of business, and except as Previously Disclosed, the Company and the Company Subsidiaries have good and marketable title, free and clear of all Liens, to all of the properties and assets, tangible and intangible, reflected in the Company Financial Reports as being owned by the Company or the Company Subsidiaries as of the dates thereof, other than those failures to have such title and Liens that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company. The Company and the Company Subsidiaries do not have a fee interest in any real property not used in the ordinary course of their business, except as Previously Disclosed. All buildings and all fixtures, equipment, and other property and assets which are held under leases or subleases by any of the Company or the Company Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms, except for instances where the failure to be so enforceable is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. Each of the Company and the Company Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of each of the Company or any of the Company Subsidiaries, and except for such other Liens as are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. All such securities are valued on the books of the Company or the Company Subsidiaries in accordance with generally accepted accounting principles.

          (M) Litigation; Regulatory Action.  Except as disclosed in the Company
              -----------------------------
Financial Reports and except as Previously Disclosed, (1) no litigation, proceeding or controversy ("Litigation") before any court, arbitrator, mediator or Regulatory Authority (as hereinafter defined) is pending against the Company or the Company Subsidiaries which, individually or in the aggregate, has or is reasonably likely to have a Material Adverse Effect on the Company, and, to the Company's knowledge, no such Litigation has been threatened; (2) neither the Company nor any of the Company Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal, state or municipal governmental agency or authority or Self-Regulatory Body (the "Regulatory Authorities") charged with the supervision or regulation of broker-dealers, securities underwriting or trading, stock exchanges, commodities exchanges, investment companies, investment advisers or insurance agents and brokers (including, without limitation, the SEC, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the CFTC, the NYSE, the NASD, the AMEX, the CME, the CBOT, the MSRB, and the Federal Trade Commission) or the supervision or regulation of the Company or any of the Company Subsidiaries; and (3) neither the Company nor any of the Company Subsidiaries has been advised by any such Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.

Previously Disclosed is a true and complete list, as of the date hereof, of all Litigation pending or, to the Company's knowledge, threatened in writing, arising out of any state of facts relating to the sale of investment products by the Company, the Company Subsidiaries or any employees thereof (including, without limitation, equity or debt securities, mutual funds, insurance contracts, annuities, partnership and limited partnership interests, interests in real estate, investment banking services, securities underwritings in which the Company or any Company Subsidiary was a manager, co-manager, syndicate member or distributor, Derivatives Contracts (as hereinafter defined) or structured notes).

          (N) Compliance with Laws.  Except as Previously Disclosed, each of the
              --------------------
Company and the Company Subsidiaries:

              (1) in the conduct of its business (including without limitation, municipal securities and NASDAQ market-making activities), is in compliance in all respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, and the rules of all Self-Regulatory Bodies applicable thereto, except for such instances of noncompliance which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company;

              (2) has all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own and operate its businesses in all material respects as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to their knowledge, no suspension or cancellation of any of them is threatened or reasonably likely;

              (3) has received no notification or communication from any Regulatory Authority (a) asserting that any of them is not in compliance with any of the statutes, rules, regulations, or ordinances which such Regulatory Authority enforces, or has otherwise engaged in any unlawful business practice which, as a result of such noncompliance in any such instance, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company, (b) threatening to revoke any license, franchise, permit, seat on any stock or commodities exchange, or governmental authorization which revocation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company, (c) requiring any of them (including any of the Company's or the Company Subsidiary's directors or controlling persons) to enter into any order, decree, agreement, memorandum of understanding or similar arrangement (or requiring the board of directors thereof to adopt any resolution or policy) or (d) restricting or disqualifying the activities of the Company or any of the Company Subsidiaries (except for restrictions generally imposed by rule, regulation or administrative policy on broker-dealers generally);

              (4) is not aware of any pending or threatened investigation, review or disciplinary proceedings by any Regulatory Authority against the Company, any Company Subsidiary or any officer, director or employee thereof, except for such investigation, review or disciplinary proceedings which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company;

              (5) is not, nor to the Company's knowledge, is any "affiliated person" (as defined in the Investment Company Act) with it, ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment advisor (or in any other capacity contemplated by the Investment Company Act) to an Investment Company. Neither the Company, nor any "associated person" (as defined in the Investment Advisers Act) thereof, is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as an investment advisor or as an associated person to a registered investment advisor;

              (6) is not, nor to the Company's knowledge, is any affiliate of any of them, subject to a "statutory disqualification" as defined in
     Section 3(a)(39) of the

     Exchange Act or is subject to a disqualification that would be a basis for limitations on the activities, functions or operations of, or suspension or revocation of the registration of any broker-dealer Company Subsidiary as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act and, to the Company's knowledge, there is no reasonable basis for, or proceeding or investigation, whether preliminary or otherwise, that is reasonably likely to result in, any such limitations, suspension or revocation;

              (7) is not required to be registered as an investment company, commodity trading advisor, commodity pool operator, futures commission merchant, introducing broker, insurance agent, or transfer agent under any federal, state, local or foreign statutes, laws, rules or regulations;

              (8) in the conduct of its business with respect to employee benefit plans (other than employee benefit plans of the Company contemplated by Section 4.01(Q)) subject to Title I of ERISA, has not (a)
                     ---------------
     breached any applicable fiduciary duty under Part 4 of Title I of ERISA which would subject it to liability under Sections 405 or 409 of ERISA, and
     (b) engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c) of the Code which would subject the Company to liability or Taxes under Sections 409 or 501(i) of ERISA or Section 4975(a) of the Code, except for such instances of the foregoing which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company; and

            (9) is not subject to regulation under the Investment Advisers Act or the Investment Company Act. The Company and the Company Subsidiaries are and, except for instances of noncompliance which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company, each of their employees which are or who are required to be registered as a broker-dealer, an investment advisor, a registered representative, an insurance agent or a sales person (or in similar capacity) with the SEC, the securities commission of any state or foreign jurisdiction or any Self-Regulatory Body are duly registered as such and such registrations are in full force and effect. All federal, state, local and foreign registration requirements have been complied with in all material respects and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete in all material respects. The Company has made available to First Union true and correct copies of (a) each Form G-37/G-38 filed with the MSRB since January 1, 1996, and (b) all records required to be kept by the Company under Rule G-8(a)(xvi) of the MSRB. There has been no contributions or payments, and there is not any other information, that would be required to be disclosed by the Company or any of the Company Subsidiaries under MSRB rules and regulations, except for noncompliance of the foregoing which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company.

          (O) Material Contracts.
              ------------------

              (1) Except as Previously Disclosed, as of the date hereof, neither the Company nor any Company Subsidiary is a party to, or is otherwise bound by, any material contract (as defined in Item 601(b)(10) of Regulation S-K under the Securities Act) to be performed after the date hereof that has not been filed or incorporated by reference in the Company Financial Reports filed on or prior to the date hereof.

              (2) Except as Previously Disclosed, none of the Company or the Company Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits (each, a "Contract"), which default, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Neither the Company nor any Company Subsidiary is subject to or bound by any exclusive dealing arrangement or other contract or arrangement containing covenants which limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or which involve any restriction of geographical area in which, or method by which, the Company or any Company Subsidiary may carry on its business (other than as may be required by law or any applicable Regulatory Authority). True and complete copies of all such Previously Disclosed Contracts and all amendments thereto have been supplied or made available to First Union. There are no Contracts between any affiliate of the Company (other than the Company, the Company Subsidiaries, First Union and First Union's affiliates), on the one hand, and the Company or any Company Subsidiary, on the other hand.

              (3) Contracts with Clients.  Except for instances of
                  ----------------------
     noncompliance with the following representations (Section 4.01(O)(3)(a-b))
                                                       -----------------------
     which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company:

                  (a) Each of the Company and the Company Subsidiaries is in compliance with the terms of each Contract with any customer to whom the Company or any Company Subsidiary provides services under any Contract (a "Client"), and each such Contract is in full force and effect with respect to the applicable Client. There are no disputes pending or, to the Company's knowledge, threatened with any Client under the terms of any such Contract or with any former Client. The Company has provided or made available to First Union true and complete copies of the standard form of all advisory, sub-advisory and similar agreements with Clients; and

                  (b) Each extension of credit by the Company or any of the Company Subsidiaries to any Client (i) is in full compliance with Regulation T of the Federal Reserve Board or any substantially similar regulation of any Regulatory Authority, (ii) is fully secured, and
          (iii) the Company or a Company Subsidiary, as the case may be, has a first priority perfected security interest in the collateral securing such extension.

          (P) No Brokers.  All negotiations relative to this Plan and the
              ----------
transactions contemplated hereby have been carried on by it directly with First Union and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment, excluding a fee to be paid to Morgan Stanley & Co. Incorporated, a copy of the engagement letter for which has been provided or made available to First Union.

          (Q) Employee Benefit Plans.
              -----------------------

              (1) Previously Disclosed is a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment, "change of control" or severance contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements maintained or contributed to by it or any of the Company Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied or made available to First Union.

               (2) All "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of it and the Company Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in compliance with ERISA in all material respects. Except as Previously Disclosed each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified, under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Internal Revenue Service Revenue Procedure 93-39), and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter or the inability to receive such a favorable determination letter. There is no pending or, to its knowledge, threatened (in writing) litigation relating to the ERISA Plans. Neither it nor any of the Company Subsidiaries has engaged in a transaction with respect to any ERISA Plan that would subject it or any of the Company Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

            (3) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any of the Company Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001(a)(15) of ERISA or
     Section 414 of the Code (an "ERISA Affiliate"). Neither it nor any of the Company Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, other than an event contemplated by this Plan, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.

            (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or
     Section 302 of ERISA. Neither it nor any of the Company Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

            (5) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of such plan since the last day of the most recent plan year.

            (6) Neither it nor any of the Company Subsidiaries has any obligations for retiree health and life benefits under any plan, except as Previously Disclosed. Under the terms of the applicable plans, there are no restrictions on the rights of it or any of the Company Subsidiaries to amend or terminate any such plan without incurring any liability under the terms of the applicable plans. In addition, the Company is not aware of any restriction on the rights of it or any of the Company Subsidiaries to amend or terminate any such plan without incurring any liability thereunder under current case law.

            (7) Except as Previously Disclosed, neither the execution and delivery of this Plan nor the consummation of the transactions contemplated hereby will (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of it or any of the Company Subsidiaries under any Compensation and Benefit Plan or otherwise from it or any of the Company Subsidiaries, (b) increase any compensation or benefits otherwise payable under any Compensation and Benefit Plan, or (c) result in any acceleration of the time of payment, funding or vesting of any such compensation or benefit.

          (R) No Knowledge.  It knows of no reason why the regulatory approvals
              ------------
referred to in Section 6.01(B) should not be obtained without the imposition of
               ---------------
any condition of the type referred to in the proviso following such Section
                                                                    -------
6.01(B).
-------

          (S) Labor Relations.  Each of the Company and the Company Subsidiaries
              ---------------
is in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, and any such laws relating to employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters to the extent that non-compliance with any such laws would not be reasonably likely to have a Material Adverse Effect on the Company. None of the Company nor any of the Company Subsidiaries is engaged in any unfair labor practice and there is no unfair labor practice complaint pending or, to the Company's knowledge, threatened against any of the Company or the Company Subsidiaries before the National Labor Relations Board except for such complaints which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. Neither it nor any of the Company Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of the Company Subsidiaries the subject of a proceeding seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of the Company Subsidiaries, pending or, to the Company's knowledge, threatened, nor is it aware of any activity involving its or any of the Company Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

          (T) Insurance.  The Company and the Company Subsidiaries are insured
              ---------
with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All of the insurance policies, binders, or bonds maintained by the Company or the Company Subsidiaries are in full force and effect; the Company and the Company Subsidiaries are not in default thereunder; and all claims thereunder have been filed in due and timely fashion, in each instance except for cases which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. Previously Disclosed is a list of all insurance policies maintained by or for the benefit of the Company or the Company Subsidiaries or their directors, officers, employees or agents as of the date hereof.

          (U) Affiliates.  Except as Previously Disclosed, there is no person
              ----------
who, as of the date of this Plan, may be deemed to be an "affiliate" of the Company (each, an "Affiliate") as that term is used in Rule 145 under the Securities Act.

          (V) State Takeover Laws; Articles of Incorporation.  It has taken all
              ----------------------------------------------
necessary action to exempt this Plan, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Plan, the Stock Option Agreement, and the transactions contemplated hereby and thereby are exempt from, (1) Section 203 of the DGCL (assuming the accuracy of First Union's representations in Section 4.02(N)), and (2) any applicable takeover provisions
                   ---------------
in the Company's Certificate of Incorporation or By-laws.

          (W) No Further Action.  It has taken all action so that the entering
              -----------------
into of this Plan, the Stock Option Agreement, and the consummation of the transactions contemplated hereby and thereby (including without limitation the Merger) or any other action or combination of actions, or any other transactions, contemplated hereby or thereby do not and will not (assuming the accuracy of First Union's representations in Section 4.02(N))(1) require a vote
                                             ---------------
of stockholders (other than the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock on this Plan or on any other actions necessary to facilitate the transactions contemplated hereby), or (2) result in the grant of any rights to any person under the Certificate of Incorporation or Bylaws of the Company or any Company Subsidiary or under any agreement to which the Company or any of the Company Subsidiaries is a party, or
(3) restrict or impair in any way the ability of First Union to exercise the rights granted hereunder.

          (X) Environmental Matters.  The Company and the Company Subsidiaries
               ---------------------
have obtained and maintained in effect all licenses, permits and other authorizations required under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or to the protection of the environment ("Environmental Laws") and is in compliance in all material respects with all Environmental Laws and with all such licenses, permits and authorizations, except in instances where the failure to obtain or maintain such licenses, permits and other authorizations is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. It has not received notice of liability to any person, governmental entity or Business Entity under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq. or any other
                                                 ------
Environmental Laws with respect to real property owned or leased by the Company or the Company Subsidiaries.

          (Y) Taxes.  Except as Previously Disclosed and except as disclosed in
              -----
the Company Financial Reports, (1) all material reports and returns with respect to Taxes (as defined below) and tax related information reporting requirements that are required to be filed by or with respect to it or the Company Subsidiaries, including without limitation consolidated federal income tax returns of it and the Company Subsidiaries (collectively, the "Company Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, and such Company Tax Returns were true, complete and accurate in all respects, except for such failures to be true, complete and accurate which are not likely, individually or in the aggregate, to have a Material Adverse Effect on the Company, (2) all taxes (which shall mean federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, premium, recording, documentary, documentary stamps, real estate transfer, transfer, back-up withholding or similar taxes, together with any interest, additions, or penalties with respect thereto, imposed on the income, properties or operations of it or the Company Subsidiaries, together with any interest in respect of such additions or penalties, collectively the "Taxes") shown to be due on the Company Tax Returns have been paid in full or have been adequately reserved against on the books of the Company or the Company Subsidiaries, (3) the statute of limitations on assessment or collection of any federal or state income taxes due from the Company or the Company Subsidiaries has expired for all taxable years of the Company and the Company Subsidiaries through December 31, 1994, (4) all Taxes due with respect to completed and settled examinations have been paid in full, (5) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Company Tax Returns which are reasonably likely, individually or in the aggregate, to result in a determination that would have a Material Adverse Effect on the Company, except as reserved against in the Company Financial Reports prior to the date of this Plan, (6) none of the Company, the Company Subsidiaries, First Union or any direct or indirect subsidiary of First Union, as a consequence of the Company's actions prior to the Effective Time, will be obligated to make a payment to an individual that would be a "parachute payment" as such term is defined in Section 280G of the Code without regard to whether such payment is to be performed in the future, (7) neither the Company nor any of the Company Subsidiaries will be required, as a result of (A) a change in accounting method for a Tax period beginning on or before the Effective Time, to include any adjustment under Section 481(c) of the Code (or any similar provision of state, local or foreign law) in taxable income for any Tax period beginning on or after the Effective Date, or (B) any "closing agreement" as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax law), to include any item of income in or exclude any item of deduction from any Tax period beginning on or after the Effective Date, (8) neither the Company nor any of the Company Subsidiaries has, since September 13, 1995, been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return, other than a group of which the Company or Kemper Corporation, a Delaware corporation, was the common parent, and (9) since September 13, 1995, no closing agreements, private letter rulings, technical advance memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company or any of the Company Subsidiaries.

          (Z) Accuracy of Information.  The statements with respect to the
              -----------------------
Company and the Company Subsidiaries contained in this Plan, the Schedules and any other written documents executed and delivered by or on behalf of it pursuant to the terms of this Plan are true and correct in all material respects.

          (AA) Derivatives.  All exchange-traded or over-the-counter swap,
               -----------
forward, future, option, cap, floor or collar financial contract or any other similar arrangement, whether entered into for the Company's account, or for the account of one or more of the Company Subsidiaries or their customers (except for transactions entered into by the Company or the Company Subsidiaries on listed options effected on an agency basis for customers), were entered into (1) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (2) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or Company Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect, except to the extent the failure of any of the foregoing is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. Neither the Company nor a Company Subsidiary, nor to the Company's knowledge any other party thereto, is in material breach of any of its obligations under any such agreement or arrangement except for such instances which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. As of their respective dates, the Company's Financial Reports disclose the value of such agreements and arrangements on a mark-to-market basis in accordance with generally accepted accounting principles and, since December 31, 1998, there has not been a change in such value that, individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect on the Company.

          (BB) Accounting Controls.  Each of the Company and the Company
               -------------------
Subsidiaries has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances, that all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to broker-dealers or any other criteria applicable to such statements.

          (CC) Proprietary Rights.  The Company and the Company Subsidiaries
               ------------------
have the right to use the names, servicemarks, trademarks and other intellectual property (collectively, "Intellectual Property") material to the conduct of their business, all such Intellectual Property has been Previously Disclosed, such right of use is free and clear of any Liens and no other person has the right to use any such Intellectual Property except for instances which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company.

          (DD) Reorganization.  It is aware of no reason why the Merger would
               --------------
fail to qualify as a reorganization under Section 368(a) of the Code.

          (EE) Investment Advisory Activities.
               ------------------------------

               (1) None of the Company Subsidiaries provide investment management, investment advisory, sub-advisory, administration, distribution or certain other services to persons registered or, to the Company's knowledge, required to be registered under the Investment Company Act.

               (2) Except as Previously Disclosed, none of the Company or any Company Subsidiary is or has been during the past five years an "investment adviser" within the meaning of the Investment Advisers Act, required to be registered, licensed or qualified as an investment advisor under the Investment Advisers Act or subject to any material liability or disability by reason of any failure to be so registered, licensed or qualified, except for any such failure to be so registered, licensed or qualified that would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company.

               (3) The Company and the Company Subsidiaries have in all material respects operated each of its investment accounts for which it has investment discretion in accordance with the investment objectives and guidelines in effect for each such investment account, except when lack of compliance would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company.

          (FF) Company Rights Agreement.  The Company has duly adopted an
               ------------------------
     amendment to the Company Rights Agreement in the form of Exhibit D, as a result of which neither First Union nor any affiliate or associate of First Union will become an "Acquiring Person" and no "Distribution Date" (as such terms are defined in the Company Rights Agreement) will occur, and the rights issued under the Company Rights Agreement will not become separable, distributable, unredeemable or exercisable as a result of the approval, execution or delivery of this Plan, the Stock Option Agreement or the consummation of the transactions contemplated hereby or thereby and the Company Rights will expire at the Effective Time.

          (GG) Year 2000.  The Company has adopted a plan of reprogramming and
               ---------
     testing (the "Y2K Plan") for the purpose of assuring that all computer software and hardware developed or currently used by the Company and the Company Subsidiaries will be capable of providing uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 and date-dependent data in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates and date-dependent data as of the date hereof (such functionality, "Y2K Compliant"). A true and complete copy of the Y2K Plan has been made available to First Union, and the Company is in the process of effecting the Y2K Plan in accordance with the schedule provided for therein, except for instances which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. To the knowledge of the Company, all such mission-critical software and hardware will be reprogrammed or replaced and tested and will be Y2K Compliant within the times provided for in the Y2K Plan and incurring the costs to implement the Y2K Plan is not reasonably likely to have a Material Adverse Effect on the Company.

     4.02.  First Union Representations and Warranties.  First Union hereby
            ------------------------------------------
represents and warrants to the Company, as follows:

          (A) Recitals.  The facts set forth in the Recitals of this Plan with
              --------
respect to it are true and correct.

          (B) Corporate Authority.  This Plan has been authorized by all
              -------------------
necessary corporate action of it and is a valid and binding agreement of it enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (C) No Defaults.  Subject to the required approval of the Federal
              -----------
Reserve Board, and any required filings under federal and state securities and insurance laws, and the approvals of the NYSE and the other securities exchanges referred to in Section 4.01(G), of the Merger and the other transactions
               ---------------
contemplated hereby, the execution, delivery and performance of this Plan, and the consummation of the transactions contemplated hereby by it, does not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its subsidiaries or to which it or any of its subsidiaries or properties is subject or bound, which breach, violation or default is reasonably likely to have a Material Adverse Effect on First Union, (2) constitute a breach or violation of, or a default under, its Articles of Incorporation, Charter or Bylaws, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, or the consent or approval of any other party to any such agreement, indenture or instrument other than such consent or approval, which if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on First Union.

          (D) Financial Reports.  Its Annual Report on Form 10-K for the fiscal
              -----------------
year ended December 31, 1998, and all other documents filed or to be filed subsequent to December 31, 1998, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each such case, the "First Union Financial Reports"), did not and will not as of their respective dates contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the First Union Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the First Union Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied to banks and bank holding companies during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements. First Union has provided the Company true and complete copies of First Union's Articles of Incorporation and By-laws and the First Union Rights Agreement, in each case as in effect on the date hereof.

          (E) No Events.  Since December 31, 1998, except as Previously
              ---------
Disclosed or as specifically contemplated by this Plan, there has not been (1) any event, occurrence, development or state of circumstances or facts which has had or would reasonably be expected to constitute or result in a Material Adverse Effect on First Union, or (2) any event, occurrence, development or state of circumstances or facts which would result in a violation of the covenants set forth in Article III of this Plan had such events, occurrences,
                       -----------
developments or state of circumstances or facts occurred after the date hereof.

          (F) No Brokers.  All negotiations relative to this Plan and the
              ----------
transactions contemplated hereby have been carried on by it directly with the Company and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment.

          (G) No Knowledge.  It is aware of no reason why (1) the regulatory
              ------------
approvals referred to in Section 6.01(B) should not be obtained without the
                         ---------------
imposition of any condition of the type referred to in the proviso following such Section 6.01(B) and(2) the Merger would fail to qualify as a reorganization
     ---------------
under Section 368(a) of the Code.

          (H) Shares Authorized.  The shares of First Union Common Stock to be
              -----------------
issued in exchange for shares of Company Common Stock upon consummation of the Merger in accordance with Article II of this Plan, have been duly authorized
                          ----------
and, when issued in accordance with the terms of this Plan, and in the case of shares issued upon the exercise of such Options, the related stock option plan, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

          (I) Organization, Standing and Authority.  Each of First Union and its
              ------------------------------------
material subsidiaries is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on First Union. Each of First Union and its subsidiaries has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on First Union.

          (J) Corporate Power.  Each of First Union and its material
              ---------------
subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own or lease all its material properties and assets except for cases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on First Union.

          (K) Accuracy of Information.  The statements with respect to First
              -----------------------
Union contained in this Plan, the Schedules and any other written documents executed and delivered by or on behalf of First Union pursuant to the terms of this Plan are true and correct in all material respects.

          (L) Litigation; Regulatory Action.  No Litigation is pending against
              ------------------------------
First Union or any of its subsidiaries before any court, arbitrator, mediator or Regulatory Authority which, individually or in the aggregate, has or is reasonably likely to have a Material Adverse Effect on First Union and, to its knowledge, no such Litigation has been threatened; and neither it nor any of its subsidiaries or any of its or their properties or their officers, directors or controlling persons is a party to or is the subject of any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authorities, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on First Union and neither it nor any of its subsidiaries has been advised by any Regulatory Authorities that any such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.

          (M) Year 2000.  First Union has adopted a Y2K Plan for the purpose of
              ---------
assuring that all computer software and hardware developed or currently used by First Union and its subsidiaries will be Y2K Compliant. To First Union's knowledge, all such software and hardware will be reprogrammed or replaced and tested and will be Y2K Compliant within the times provided for in the Y2K Plan and incurring the costs to implement the Y2K Plan is not reasonably likely to have a Material Adverse Effect on First Union.

          (N) Ownership of Company Common Stock.  Neither First Union, nor any
              ---------------------------------
of its subsidiaries, or to First Union's knowledge, affiliates or associates (as such terms are defined under the Exchange Act), beneficially owns directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, more than 1% of the outstanding shares of Company Common Stock (other than shares held in a bona fide fiduciary or investment advisory capacity).

          (M) First Union Rights Agreement.  As a result of the consummation of
              ----------------------------
     the transactions contemplated by this Plan, neither the Company nor any affiliate or associate of the Company will become an "Acquiring Person" and no "Distribution Date" (as such terms are defined in the First Union Rights Agreement) will occur, and the rights issued under the First Union Rights Agreement will not become separable, distributable, unredeemable or exercisable as a result of the approval, execution or delivery of this Plan or the consummation of the transactions contemplated hereby.

V.   COVENANTS.

     The Company hereby covenants to First Union, and First Union hereby covenants to the Company, as applicable, that:

     5.01.  Efforts.  Subject to the terms and conditions of this Plan, it
            -------
shall, and shall cause its subsidiaries to, use reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as reasonably practicable and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with each other to that end (it being understood that any amendments to the Registration Statement (as hereinafter defined) or a resolicitation of proxies as a consequence of an acquisition agreement by First Union or any of its subsidiaries shall not violate this covenant). Without limiting the generality of the foregoing, the Company agrees to use its commercially reasonable efforts, and to cause the Company Subsidiaries to use commercially reasonable efforts, to obtain (A) any consents of Clients necessary in connection with the "assignment" of the Contracts pursuant to which the Company or any Company Subsidiary provides investment advisory, sub-advisory or management services to a Client within the meaning of the Investment Advisers Act ("Advisory Agreements") resulting from the consummation of the Merger; provided that First Union agrees that other than with respect to any Advisory Agreement which by its terms expressly requires written consent to its assignment, effective consent to such "assignment" of an Advisory Agreement may be obtained for all purposes hereunder and under applicable law by requesting written consent from the Client and informing such Client of (1) the intention to complete the Merger, which may result in a deemed assignment of such Advisory Agreement, (2) the Company's intention to continue the advisory services pursuant to the existing Advisory Agreement with such Client after the Effective Date if such Client does not terminate such agreement prior to the Effective Date, and (3) that the consent of such Client will be deemed to have been granted if such Client continues to accept such advisory services for at least 40 days after receipt of such notice without termination, and (B) the consent or approval of all persons party to a Contract with the Company, to the extent such consent or approval is required in order to consummate the Merger and for the Continuing Corporation to receive the benefits thereof.

     5.02.  Company Proxy/Registration Statement; Stockholder Approval.  The
            ----------------------------------------------------------
Company and First Union shall prepare a proxy
statement/prospectus (the "Proxy Statement") to be mailed to the holders of Company Common Stock in connection with the transactions contemplated hereby and to be filed by First Union in a registration statement (the "Registration Statement") with the SEC. The Company shall call a special meeting (the "Meeting") of the holders of Company Common Stock to be held as soon as practicable for purposes of voting upon the approval of this Plan and the Company shall use its reasonable best efforts to solicit and obtain votes of the holders of Company Common Stock in favor of the approval of this Plan, and the Board of Directors of the Company shall recommend approval of this Plan by such holders, subject to the directors' fiduciary duties under applicable laws and the provisions of Section 5.07.
                  ------------

     5.03.  Registration Statement; Compliance with Securities Laws.  When the
            -------------------------------------------------------
Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the Meeting, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by or on behalf of the Company relating to the Company or the Company Subsidiaries and by or on behalf of First Union relating to First Union or its subsidiaries, (A) will comply in all material respects with the provisions of the Securities Act and the Exchange Act and any other applicable statutory or regulatory requirements, and (B) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, in no event shall any party hereto be
                        --------  -------
liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another party furnished by or on behalf of such other party specifically for use in the Registration Statement.

     5.04.  Registration Statement Effectiveness.  First Union will advise the
            ------------------------------------
Company, promptly after First Union receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed (after providing drafts in advance to the Company and its counsel for review and comment), of the issuance of any stop order or the suspension of the qualification of the First Union Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     5.05.  Press Releases.   The Company will not, without the prior approval
            --------------
of First Union (which approval shall not be unreasonably withheld or delayed), and First Union will not, without the prior approval of the Company (which approval shall not be unreasonably withheld or delayed), issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by law.

     5.06.  Access; Information.  (A) Subject to applicable law and any binding
            -------------------
confidentiality agreement, upon reasonable notice, the Company and First Union shall afford the other party and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period prior to the Effective Date, to all of its properties, books, contracts, data processing system files, commitments and records and, during such period, and upon request shall furnish promptly to the other party
(1) a copy of each material report, schedule and other document filed by it and its subsidiaries with any Regulatory Authority, and (2) all other information concerning the business, properties and personnel of it and its subsidiaries as the other party may reasonably request, provided that no investigation pursuant
                                        --------
to this Section 5.06 shall affect or be deemed to modify or waive any
        ------------
representation or warranty made by the parties or the conditions to the obligations of the parties to consummate the transactions contemplated by this Plan; and (B) First Union will not use any information obtained pursuant to this
Section 5.06 for any purpose unrelated to the consummation of the transactions
------------
contemplated by this Plan and, if this Plan is terminated, will hold all information and documents obtained pursuant to this paragraph in confidence (as provided in the confidentiality provisions contained in the Confidentiality Agreement between the Company and First Union, dated as of April 21, 1999 (the "Confidentiality Agreement")).

     5.07.  Acquisition Proposals.  In the case of the Company, it shall not,
            ---------------------
and it shall cause the Company Subsidiaries not to, solicit or encourage inquiries or proposals with respect to, or furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, the Company or any of the Company Subsidiaries or any merger or other business combination with the Company or any of the Company Subsidiaries (an "Acquisition Proposal") other than as contemplated by this Plan; it shall instruct its and the Company Subsidiaries' officers, directors, agents, advisors and affiliates to refrain from taking any action that would violate or conflict with any of the foregoing; and it shall notify First Union immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, the Company or any of the Company Subsidiaries. However, if the Company is not otherwise in breach or violation of this Section 5.07, until the stockholder
                                         ------------
approval contemplated by Section 6.01(A) shall have been obtained, the Company
                         ---------------
Board of Directors may, directly or indirectly through representatives: (a) provide information to and request information from a person (a "Bidder") that submits, after the date hereof, a bona fide Acquisition Proposal that the Company Board of Directors in good faith determines is reasonably likely to constitute a Superior Proposal (as hereinafter defined), and engage in discussions with the Bidder for the sole purpose of ascertaining whether such Acquisition Proposal is in fact a Superior Proposal; and (b) engage in negotiations or discussions concerning such Acquisition Proposal, if the Company Board of Directors determines in good faith, after consultation with and based on the advice of outside counsel and a nationally recognized financial advisor that such Acquisition Proposal constitutes a Superior Proposal. For purposes of this Plan, a "Superior Proposal" means an Acquisition Proposal made by a third party which, in the good faith judgment of the Company Board of Directors, taking into account, to the extent deemed appropriate by the Company Board of Directors, the various legal, financial and regulatory aspects of the proposal and the person making such proposal, (x) if accepted, is reasonably likely to be consummated, and (y) if consummated, is reasonably likely to result in a more favorable transaction than the transaction contemplated hereunder considering, among other things, and to the extent deemed appropriate in good faith by the

Company Board of Directors, the long-term prospects and interests of the Company and its stockholders and other relevant constituencies. The Company shall immediately notify First Union of the receipt of any Acquisition Proposal and shall promptly notify First Union of any significant actions taken or other developments related thereto. The Company also agrees immediately to cease and to cause to be terminated any activities, discussions or negotiations conducted on or prior to the date of this Plan with any parties other than First Union, with respect to any of the foregoing.

     5.08.  Blue-Sky Filings.  In the case of First Union, it shall use its
            ----------------
reasonable best efforts to obtain all necessary state securities laws or "blue sky" permits and approvals, provided that First Union shall not be required by
                            --------
virtue thereof to submit to general jurisdiction in any state.

     5.09.  State Takeover Laws; Articles of Incorporation.  It shall not take
            ----------------------------------------------
any action that would cause the transactions contemplated by this Plan to be subject to any state takeover statute applicable to such party and shall take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan from (A) any applicable state takeover law, as now or hereafter in effect, and (B) any applicable takeover provisions in the its Certificate of Incorporation or By-laws.

     5.10.  Affiliate Agreements.  In the case of the Company, it will use
            --------------------
reasonable efforts to cause each person who may be deemed to be an Affiliate of the Company (other than the KSOP) to execute and deliver to First Union on or before the mailing of the Proxy Statement for the Meeting an agreement in the form attached hereto as Exhibit E restricting the disposition of the shares of
                        ---------
First Union Common Stock to be received by such Affiliate in exchange for such Affiliate's shares of Company Common Stock.

     5.11.  Shares Listed.  In the case of First Union, it shall use its
            -------------
reasonable best efforts to list, prior to the Effective Date, on the NYSE, upon official notice of issuance, the shares of First Union Common Stock (and related First Union Rights) to be issued to the holders of Company Common Stock pursuant to this Plan.

     5.12.  Regulatory Applications.  In the case of First Union, subject to the
            -----------------------
cooperation of the Company, (A) it shall promptly prepare and submit applications to the appropriate Regulatory Authorities for approval of the Merger, and (B) promptly make all other appropriate filings to secure all other approvals, consents and rulings which are necessary for the consummation of the Merger by First Union. First Union will provide copies of such applications and responses to the Company and its counsel prior to submitting such applications and responses to the applicable Regulatory Authorities to permit the Company and such counsel to comment thereon. In the case of the Company, it agrees, upon request, to furnish First Union with information concerning itself, the Company Subsidiaries, its and their directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any filing, notice or application made by or on behalf of First Union or any of its subsidiaries in connection with the Merger and the other transactions contemplated in this Plan.

     5.13.  Current Information.
            -------------------

          (A) During the period from the date of this Plan to the Effective Time, each of the Company and First Union shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other.

          (B) The Company shall promptly notify First Union of (1) any material change in the business or operations of the Company or any Company Subsidiary,
(2) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority relating to the Company or any Company Subsidiary, (3) the institution or the threat of material Litigation involving or relating to the Company or any Company Subsidiary, or (4) any event or condition that might be reasonably expected to cause any of the Company's representations or warranties set forth herein not to be true and correct as of the Effective Time or prevent the Company from fulfilling its obligations hereunder; and in each case shall keep First Union informed with respect thereto.

          (C) First Union shall notify the Company of (1) any event or condition that might reasonably be expected to cause any of First Union's representations or warranties set forth herein not to be true and correct as of the Effective Date or prevent First Union from fulfilling its obligations hereunder, (2) the institution or the threat of material Litigation involving or relating to First Union, and (3) notify the Company immediately of any denial of any application filed by First Union with any Regulatory Authority with respect to this Plan, and in each case shall keep the Company informed with respect thereto.

     5.14.  Retention Program.
            -----------------

          (A) Retention Pool.  At the Effective Time, First Union will establish
              --------------
a retention pool (the "Retention Pool"), consisting of 1,581,818 restricted shares of First Union Common Stock, to be used to retain key employees of the Company. The individuals eligible for inclusion in the Retention Pool and the respective allocations will be determined by the Chief Executive Officer of the Company, in consultation with and subject to the prior approval of First Union, prior to the Effective Time.

          (B) Vesting.  The restricted shares of First Union Common Stock in the
              -------
Retention Pool shall vest, and shall be issued to the participants in the Retention Pool then eligible to receive such shares, in the installments as set forth in Annex B hereto. Such shares shall vest pursuant to the terms set forth
         -------
on Annex B.
   -------

          (C)  Eligibility.  Eligibility to participate in the Retention Pool
               -----------
shall require an individual to be employed by First Union as of the dates and subject to the terms and conditions set forth in such Annex B.
                                                      -------

          (D) Adjustment.  If an employee of the Company who has been selected
              ----------
to participate in the Retention Pool shall forfeit the right to receive the restricted shares of First Union Common Stock thereunder, as set forth in Annex
                                                                          -----
B, the restricted shares of First Union Common Stock allocated to that
-
individual shall be cancelled and the number of restricted shares of First Union Common Stock in the Retention Pool shall be adjusted accordingly.

     5.15.  Indemnification/Liability Coverage.
            ----------------------------------

          (A) For six years after the Effective Date, First Union shall cause the Continuing Corporation to, indemnify, defend and hold harmless the present and former directors, officers and employees of the Company and the Company Subsidiaries (each, an "Indemnified Party") against all liabilities arising out of actions or omissions occurring at or prior to the Effective Date (including, without limitation, the transactions contemplated by this Plan) to the extent such persons are indemnified under the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any litigation.

          (B) First Union shall use its reasonable best efforts to maintain the Company's existing directors' and officers' liability insurance policy (or a policy, including First Union's existing policy, providing comparable coverage amount on terms no less favorable) covering persons who are currently covered by such insurance for a period of six years after the Effective Date; provided,
                                                                   --------
that First Union shall not be obligated to make an annual premium payment in respect of such policy (or replacement policy) which exceeds, for the portion related to the Company's directors and officers, 200% of the annual premium payment on the Company's current policy in effect as of the date of this Plan; provided, further, that if such coverage can only be obtained upon the payment
-----------------
of an annual premium in excess of 200% of the annual premium payment of the Company's current policy, First Union shall obtain such coverage as can reasonably be obtained by paying a premium of 200% of the annual premium payment of the Company's current policy in effect as of the date of this Plan.

          (C) Any Indemnified Party wishing to claim indemnification under
Section 5.15(A), upon learning of such claim, action, suit, proceeding or
---------------
investigation, shall promptly notify First Union thereof; provided, that the
                                                          --------
failure so to notify shall not affect the obligations of First Union and the Continuing Corporation under Section 5.15(A) (unless such failure materially
                             ---------------
increases First Union's liability under such Section). In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date), (1) First Union or the Continuing Corporation shall have the right to assume the defense thereof, if it so elects, and

First Union or the Continuing Corporation shall pay all reasonable fees and expenses of counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that First Union shall be obligated pursuant to
              --------  -------
this subsection (C) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction for any single action, suit or proceeding or any group of actions, suits or proceedings arising out of or related to a common body of facts, (2) the Indemnified Parties will cooperate in the defense of any such matter, and (3) First Union shall not be liable for any settlement effected without its prior written consent.

     5.16.  Dividend Coordination. The Company shall coordinate with First Union
            ---------------------
regarding the record dates for any dividends in respect of Company Common Stock and First Union Common Stock, it being the intention of the parties that holders of Company Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Company Common Stock and the First Union Common Stock that they receive in the Merger.

     5.17.  No Rights Triggered.
            -------------------

          (A) It shall take all reasonable steps necessary to ensure that the entering into this Plan and the consummation of the transactions contemplated hereby and any other action or combination of actions contemplated hereby and thereby do not and will not result in the grant of any Rights to any person under its Certificate of Incorporation or By-laws.

          (B) The Company shall take all actions necessary or required to ensure that the entering into this Plan and the consummation of the transactions contemplated hereby will not cause First Union or any affiliate or associate of First Union to become an "Acquiring Person" for purposes of the Company Rights Agreement, and a "Distribution Date" under the Company Rights Agreement will not occur, and the rights issued under the Company Rights Agreement will not become separable, distributable, unredeemable or exercisable.

VI.  CONDITIONS TO CONSUMMATION OF THE MERGER.

     6.01.  Conditions to Each Party's Obligation to Effect the Merger.  The
            ----------------------------------------------------------
respective obligation of each of First Union and the Company to consummate the Merger is subject to the fulfillment or written waiver by First Union and the Company prior to the Effective Time of each of the following conditions:

          (A) Stockholder Approvals.  This Plan and the Merger shall have been
              ---------------------
duly adopted by the requisite vote of the stockholders of the Company.

          (B) Regulatory Approvals.  All regulatory approvals required to
              --------------------
consummate the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which would reasonably be expected to (1) following the Effective Time, have a Material Adverse Effect on the Company and the Company Subsidiaries (treating them collectively as a corporate organization) or (2) adversely affect First Union and its subsidiaries in a material way.

          (C) No Injunction.  No Regulatory Authority of competent jurisdiction
              -------------
shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Plan.

          (D) Registration Statement.  The Registration Statement shall have
              ----------------------
become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (E) Blue Sky Approvals.  All permits and other authorizations under
              ------------------
state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of First Union Common Stock to be issued in the Merger shall have been received and be in full force and effect.

          (F) Listing.  The shares of First Union Common Stock to be issued in
              -------
the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

     6.02.  Conditions to Obligation of the Company.  The obligation of the
            ---------------------------------------
Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Effective Time of each of the following conditions:

          (A) Representations and Warranties.  The representations and
              ------------------------------
warranties of First Union set forth in this Plan shall be true and correct in all material respects as of the date of this Plan and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Plan or some other date shall be so true and correct as of such date), and the Company shall have received a certificate, dated the Effective Date, signed on behalf of First Union by an executive officer of First Union to such effect.

          (B) Performance of Obligations of First Union.  First Union shall have
              -----------------------------------------
performed in all material respects all obligations required to be performed by it under this Plan at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of First Union by an executive officer of First Union to such effect.

          (C) Opinion of the Company's Tax Counsel.  The Company shall have
              ------------------------------------
received an opinion of Simpson Thacher & Bartlett, special counsel to the Company, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by stockholders of the Company who receive shares of First Union Common Stock in exchange for shares of Company Common Stock, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, Simpson Thacher & Bartlett, may require and rely upon representations contained in letters from the Company and First Union.

     6.03.  Conditions to Obligation of First Union. The obligation of First
            ---------------------------------------
Union to consummate the Merger is also subject to the fulfillment or written waiver by First Union prior to the Effective Time of each of the following conditions:

          (A) Representations and Warranties.  The representations and
              ------------------------------
warranties of the Company set forth in this Plan shall be true and correct in all material respects as of the date of this Plan and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Plan or some other date shall be so true and correct as of such date), and First Union shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

          (B) Performance of Obligations of the Company.  The Company shall have
              -----------------------------------------
performed in all material respects all obligations required to be performed by it under this Plan at or prior to the Effective Time, and First Union shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

          (C) Opinion of First Union's Tax Counsel.  First Union shall have
              ------------------------------------
received an opinion of Sullivan & Cromwell, counsel to First Union, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization under Section 368(a) of the Code. In rendering its opinion, Sullivan & Cromwell may require and rely upon representations contained in letters from the Company and First Union.

          (D) Accountants' Letters.  Deloitte & Touche LLP, independent auditors
              --------------------
for the Company, shall have delivered to First Union letters, dated the date of or shortly prior to (A) the mailing of the Proxy Statement, and (B) the Effective Date, in form and substance reasonably satisfactory to First Union, with respect to the Company's consolidated financial position and results of operations, which letters shall be based upon "agreed upon procedures" undertaken by such firm in accordance with the Statement on Financial Accounting Standards No. 72.

          (E) Employment Agreements.  At least two of the employment agreements
              ---------------------
referred to in Recital (F) of this Plan (one of which shall be James R. Boris)
               -----------
shall be in effect (other than as a consequence of death or disability).

VII. TERMINATION.

     This Plan may be terminated prior to the Effective Date, either before or after receipt of required stockholder approvals:

     7.01.  Mutual Consent.  By the mutual consent of First Union and the
            --------------
Company.

     7.02.  Breach.  By First Union or the Company, in the event of (A) a breach
            ------
by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach, or (B) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach (provided that a party may terminate this Plan pursuant to this Section 7.02 only with respect to a breach
                                     ------------
or breaches that would permit such party not to consummate the Merger under the standards set forth in Section 6.02(A) or (B) or Section 6.03(A) or (B), as the
                       ---------------    ---    ---------------    ---
case may be).

     7.03.  Delay.  By First Union or the Company, in the event that the Merger
            -----
is not consummated by December 31, 1999; provided that the terminating party is not then in material breach of this Plan; provided further, to the extent such delay directly results from First Union's participation in an acquisition transaction not contemplated by this Plan, First Union may not terminate the Plan hereunder during such delay.

     7.04.  No Stockholder Approval.  By the Company or First Union, in the
            -----------------------
event that any stockholder approval contemplated by Section 6.01(A) is not
                                                    ---------------
obtained at the Meeting, including any adjournment or adjournments thereof.

     7.05.  Failure to Recommend, Etc.  At any time prior to the stockholder
            -------------------------
approval contemplated by Section 6.01(A), by
                         ---------------

First Union if (A) the Company Board of Directors shall have failed to make its recommendation referred to in Section 5.02, withdrawn such recommendation or
                              ------------
modified or changed such recommendation in a manner adverse in any respect to the interests of First Union (whether in accordance with Section 5.07 or
                                                         ------------
otherwise) or (B) the Company's Board of Directors participates in (or authorizes the participation in) negotiations described in Section 5.07(b).
                                                           ---------------

     7.06.  Superior Proposal.  At any time prior to the stockholder approval
            -----------------
contemplated by Section 6.01(A), by the Company upon three business days written
                ---------------
notice to First Union if (i) the Company is not then in violation of Section
                                                                     -------
5.07, and (ii) the Company Board of Directors contemporaneously with the
----
effectiveness of such termination is entering into definitive binding documentation giving effect to a Superior Proposal.

VIII. OTHER MATTERS.

     8.01.  Survival.  If the Effective Date occurs, all representations,
            --------
warranties, agreements and covenants contained in this Plan, except for Sections
                                                                        --------
5.14, 5.15, 8.04 and 8.09, shall not survive the Effective Date.  If this Plan
----------------     ----
is terminated prior to the Effective Date, the agreements and representations of the parties in Sections 4.01(Q) and 4.02(E), Section 5.06(B), and Sections 8.01,
               -----------------------------------------------------------------
8.03, 8.04, 8.05, 8.06, 8.07, 8.09, 8.11 and 8.12 shall survive such
-------------------------------------------------
termination.

     8.02.  Waiver; Amendment.  Prior to the Effective Date, subject to
            -----------------
compliance with applicable law and Section 1.04, any provision of this Plan may
                                   ------------
be (A) waived in writing by the party benefiting by the provision, or (B) amended or modified at any time by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after adoption of this Plan by the stockholders of the Company, no such amendment or modification may be made which by law or in accordance with the rules of any relevant stock exchange required further approval by such stockholders without such further approval.

     8.03.  Counterparts.  This Plan may be executed in one or more
            ------------
counterparts, each of which shall be deemed to constitute an original. This Plan shall become effective when one counterpart has been signed by each party hereto.

     8.04.  Governing Law.  This Plan shall be governed by, and interpreted in
            -------------
accordance with, the laws of the State of North Carolina, except, in the case of the Company, to the extent that the DGCL is applicable.

     8.05.  Expenses.  Each party hereto will bear all expenses incurred by it
            --------
in connection with this Plan and the transactions contemplated hereby, except Proxy Statement printing, filing, mailing and solicitation expenses which shall be shared equally between the Company and First Union.

     8.06.  Confidentiality.  Each of the parties hereto and their respective
            ---------------
agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed in accordance with the terms of the Confidentiality Agreement pertaining to confidentiality.

     8.07.  Notices.  All notices and other communications hereunder shall be in
            -------
writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to First Union,
      to:                      First Union Corporation
                               One First Union Center
                               Charlotte, North Carolina 28288-0013
                               Telecopy Number:  (704)374-3425

                               Attention: Edward E. Crutchfield
                               Chairman and Chief Executive Officer

          Copy to:             First Union Corporation
                               One First Union Center
                               Charlotte, North Carolina 28288-0013
                               Telecopy Number: (704)374-3425

                               Attention: Marion A. Cowell, Jr.

                               General Counsel

     If to the Company,
      to:                      EVEREN Capital Corporation
                               77 West Wacker Drive
                               Chicago, Illinois  60601-1694
                               Telecopy Number: 312/574-6959

                               Attention: James R. Boris
                               Chairman and Chief Executive Officer

                               and Janet L. Reali
                               General Counsel

          Copy to:             Simpson Thacher & Bartlett
                               425 Lexington Avenue
                               New York, New York  10017
                               Telecopy Number: 212/455-2502

                               Attention: Charles I. Cogut and
                                          Mario A. Ponce

     8.08.  Definitions.  Any term defined anywhere in this Plan shall have the
            -----------
meaning ascribed to it for all purposes of this Plan (unless expressly noted to the contrary). In addition:

          (A) the term "Material Adverse Effect", when applied to a party, shall mean an event, occurrence or circumstance (including, without limitation, any breach of a representation or warranty contained herein by such party) which (1) has a material adverse effect on the financial condition, results of operations, or business of such party and its subsidiaries, taken as a whole, or (2) would materially impair any party's ability to timely perform its obligations under this Plan or the consummation of any of the transactions contemplated hereby; provided, that a Material Adverse Effect
                                       --------
     with respect to a party shall not include (x) events, occurrences or circumstances relating to, arising out of or resulting from the departure of securities professionals of the Company or the Company Subsidiaries to the extent such departures can reasonably be demonstrated to arise from this Plan or the transactions contemplated hereby, or (y) events or conditions generally affecting the securities or banking industry or effects resulting from general economic conditions (including changes in interest rates), changes in accounting practices or changes to statutes, regulations or regulatory policies, that do not have a materially more adverse effect on such party than that experienced by similarly situated financial services companies;

          (B) the term "individually or in the aggregate" as used in Article IV
                                                                     ----------
     of this Plan includes all events, occurrences and circumstances described in any paragraph of Article IV, and is not linked to any specific
                         ----------
     paragraph;

          (C) the term "Previously Disclosed" by a party shall mean information set forth in a Schedule, correspondingly enumerated to the representation, warranty or covenant to which it relates (which information shall also be deemed to apply to any other representation, warranty or covenant to which such information reasonably appears on its face to be relevant), that is delivered by such party to the other party contemporaneously with the execution of this Plan and specifically designated as information "Previously Disclosed" pursuant to this Plan (it being understood that notwithstanding any other provision herein such information shall be disclosed in light of the particular standard of "materiality" set forth in the representation, warranty or covenant to which such information relates); and

          (D) the term "Rights" means securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock (and shall include stock appreciation rights).

     8.09.  Entire Understanding; No Third Party Beneficiaries.  This Plan and
            --------------------------------------------------
all schedules hereto represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made. Nothing in this Plan, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan, except that Section 5.16 is
                                                            ------------
intended to confer on the persons named therein those rights expressly stated in such Section.

     8.10.  Benefit Plans.
            -------------

          (A) As soon as administratively practicable after the Effective Time, employees of the Company or the Company Subsidiaries immediately prior to the Effective Time who remain employed with First Union or its subsidiaries following the Effective Time (the "Continued Employees") shall be generally entitled to participate in the pension, benefit, welfare, incentive compensation, sick pay, vacation, fringe benefit and similar plans of First Union on substantially the same terms and conditions applied to employees of First Union and its subsidiaries. For the purpose of determining eligibility to participate in such plans and the vesting of benefits under such plans (but not for the accrual of benefits under such plans), First Union shall give effect to years of service with the Company or the Company Subsidiaries, as the case may be, as if such service had been with First Union or its subsidiaries.

          (B) First Union shall honor in accordance with their terms all individual compensation contracts Previously Disclosed, the Employment Agreements entered into by First Union with the individuals set forth on Annex
                                                                         -----
A, and all provisions for vested benefits or other vested amounts earned or
-
accrued through the Effective Time under any of the Compensation and Benefit Plans.

          (C) Severance.  During the period commencing at the Effective Time and
              ---------
ending on the first anniversary thereof, First Union shall provide severance benefits to Continued Employees (including those who transfer to First Union or its subsidiaries) who terminate employment subsequent to the Effective Time but prior to the first anniversary thereof in accordance with the formulae used to determine the duration (or equivalent lump sum value) of salary continuation under the severance policies covering such employees as of the date hereof, but utilizing the policies, procedures and practices First Union uses under its severance plan. At the discretion of First Union, such benefits may be provided under the First Union severance plan. No employees, including Continued Employees who transfer to First Union or its subsidiaries, shall be entitled to any severance benefits pursuant to this provision unless their employment with such entity is terminated prior to the first anniversary of the Effective Date. If the Continued Employees terminate employment after the first anniversary of the Effective Date, they will be entitled to severance benefits, if any, in accordance with the provisions of First Union's then current severance plan.
For the purposes of determining the applicability of this Section 8.10(C) only,
                                                          ---------------
the date of an employee's termination will be defined as the date the affected employee is given formal written notification his or her job will be eliminated under the terms of the First Union severance plan.

          (D) Certain Employee Agreements.  Neither the Company nor any of the
              ---------------------------
Company Subsidiaries shall terminate the employment of any employee identified on Annex A hereto (each, an "Identified Employee") without the prior written
   -------
consent of First Union and, subject to the terms and conditions of this Plan, the Company shall use its reasonable best efforts (a) to maintain the continued employment of each Identified Employee with the Company or the Company Subsidiaries until the Effective Time and (b) not in any way to encourage (or permit the encouragement of) any Identified Employee to breach or violate any employment agreement or other arrangement such Identified Employee may have with the Company or any of the Company Subsidiaries, or First Union or any of its subsidiaries.

          (E) KSOP.  First Union shall take all steps reasonably necessary to
              ----
ensure that the cost basis of Continued Employees in all current and future employer securities under the Company 401(k) and KSOP will be maintained at all times following the Effective Time. In addition, all participants in the KSOP shall become fully vested in their account balances under the KSOP immediately prior to the Effective Time, as adjusted from time to time in accordance with the terms of the KSOP.

          (F) Retiree Welfare Benefits.  With respect to the retiree welfare
              ------------------------
benefits currently provided by the Company and the Company Subsidiaries, all currently retired employees (or those who become eligible and elect to retire prior to the Effective Time under the current terms of the retiree welfare benefit plans provided by the Company and the Company Subsidiaries) of the Company or any Company Subsidiary shall continue to be eligible to receive substantially similar benefits to the benefits currently in effect subject to First Union's right to amend, modify or terminate such benefits in the future.

          (G) Commissions Schedules.  For transactions effected prior to January
              ---------------------
1, 2001, First Union shall provide compensation opportunities to investment consultants, investment consultant trainees, and branch managers in accordance with the Company's commission schedules as in effect on the date hereof, which include, but are not limited to, current cash compensation, incentive deferred compensation, and non-cash perquisites. It is understood and agreed that the foregoing compensation shall not include the granting of any options to purchase, or shares of, First Union Common Stock or any subsidiaries of First Union.

          (H) 1999 Bonus Payments.  For Continued Employees employed by First
              -------------------
Union or its subsidiaries on December 31, 1999, bonus payments for 1999 shall be determined under the terms and conditions established by the Company for bonus payments to its employees, as in effect on the date hereof (or otherwise agreed to by First Union), and shall be paid in cash no later than January 31, 2000. For each Continued Employee whose employment with First Union or its subsidiaries is terminated prior to December 31, 1999, bonus payments for 1999 shall be determined under the terms and conditions established by the Company for bonus payments to its employees, as in effect on the date hereof (or otherwise agreed to by First Union), but shall be prorated based on the number of days such Continued Employee was employed by First Union, its subsidiaries, the Company or the Company Subsidiaries in 1999; any such bonus shall be paid in cash no later than the last day of the month following such Continued Employee's termination of employment. Notwithstanding anything to the contrary in the Company's 1996 Restricted Stock Incentive Plan (or any other Compensation and Benefit Plan), the foregoing bonuses shall be paid entirely in cash without any adjustment or any additional premium.

     8.11.  Headings.  The headings contained in this Plan are for reference
            --------
purposes only and are not part of this Plan.

     8.12.  Interpretation; Effect.  When a reference is made in this Plan to
            ----------------------
Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Plan unless otherwise indicated. Whenever the words "include",

"includes" or "including" are used in this Plan, they shall be deemed to be followed by the words "without limitation". No provision of this Plan shall be construed to require the Company, First Union or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                  FIRST UNION CORPORATION



                                  By:
                                     ----------------------------------------
                                     Name:
                                     Title:



                                  EVEREN CAPITAL CORPORATION



                                  By:
                                     ----------------------------------------
                                     Name:
                                     Title:

                                 EXHIBIT INDEX
                                 -------------

Exhibit A    [RESERVED]

Exhibit B    Form of Voting Agreement

Exhibit C    Form of Stock Option Agreement

Exhibit D    Rights Agreement Amendment

Exhibit E    Form of Affiliates Agreement

Annex A      Employees entering into Employment Agreements

Annex B      Retention Pool